UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 28, 2016
(Date of earliest event report)

WEYERHAEUSER COMPANY
(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
Federal Way, Washington 98063-9777
(Address of principal executive offices)
(zip code)
Registrant’s telephone number, including area code:
(253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01	Financial Statements and Exhibits
SIGNATURES

ITEM 1.01    Entry into a Material Definitive Agreement

On April 28, 2016, Weyerhaeuser Company (“Weyerhaeuser Company” and, together with its subsidiaries, “Weyerhaeuser”) entered into an Assumption and Amendment Agreement dated as of April 28, 2016 (“Assumption and Amendment Agreement”) by and among Weyerhaeuser Company, Plum Creek Timberlands, LP, its wholly owned subsidiary (“Plum Creek”) and MeadWestvaco Note Holding Company II, LLC (“MWV”). Pursuant to the terms of the Assumption and Amendment Agreement: (1) the parties agreed to amend the affirmative and negative covenants and certain other provisions of that certain $860 million installment note previously made by Plum Creek to MWV on December 16, 2013 (as amended and restated, the “Amended Installment Note”) to make those provisions in the Amended Installment Note consistent with corresponding provisions in Weyerhaeuser’s outstanding term loan agreements and its 2013 revolving credit facility agreement; and (2) Weyerhaeuser Company agreed to assume, as successor obligor, all of Plum Creek’s obligations under the Amended Installment Note.
Covenants:
Under the Amended Installment Note, key covenants include requirements to maintain:

•	a minimum defined net worth of $3.0 billion,

•	a defined debt-to-capital ratio of 65 percent or less, and

•	ownership of, or long-term leases on, no less than four million acres of timberlands.

 Weyerhaeuser Company’s defined net worth consists of:

•	total Weyerhaeuser shareholders’ interest,

•	excluding accumulated comprehensive income (loss) related to pension and postretirement benefits,

•	minus Weyerhaeuser’s investment in its unrestricted subsidiaries.

 Total Weyerhaeuser Company capitalization consists of:

•	total Weyerhaeuser debt (as defined),

•	plus total defined net worth.

 As of December 31, 2015, Weyerhaeuser Company had:

•	a defined net worth of $6.3 billion, and

•	a defined debt-to-total-capital ratio of 44 percent.

In connection with Weyerhaeuser Company assuming the indebtedness represented by the Amended Installment Note, Weyerhaeuser Company and its subsidiary, Weyerhaeuser NR Company (“WNR”), entered into a claim agreement pursuant to which MWV will have claims enforceable against WNR for payment of obligations under the Amended Installment Note to the same extent that holders of certain debt securities issued by Weyerhaeuser Company have successfully asserted claims, if any, enforceable against WNR for the payment of such debt securities by reason of any assumption agreement entered into between WNR and Weyerhaeuser Company pursuant to which WNR assumed the performance of payment obligations of Weyerhaeuser Company in respect of such debt securities.
The Assumption and Amendment Agreement, which includes under Annex A the Amended Installment Note, is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Assumption and Amendment Agreement and the Amended Installment Note contained herein is a summary and is qualified in its entirety by reference to the Assumption and Amendment Agreement and the Amended Installment Note filed herewith. These documents have been included to provide investors with information regarding the terms and conditions of Weyerhaeuser’s assumption of the Amended Installment Note, and is not intended to provide any factual information about Weyerhaeuser. Each of the Assumption and Amendment Agreement and the Amended Installment Note contain representations and warranties that Weyerhaeuser Company has made to MWV as of specific dates. The assertions embodied in those representations and warranties were made solely for the purposes of the Assumption and Amendment Agreement and the Amended Installment Note, and may have been used to allocate risk between the parties rather than to establish matters as fact. For the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information.

ITEM 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The disclosure included above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.
ITEM 9.01    Financial Statements and Exhibits
(d)    Exhibits
The following item is filed as an exhibit to this report:

Exhibit No.	Description
4.1
Assumption and Amendment Agreement (including as Appendix A the Amended Installment Note) dated as of April 28, 2016, by and among Plum Creek Timberlands, L.P., Weyerhaeuser Company and MeadWestvaco Timber Note Holding Company II, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/s/ Devin W. Stockfish
Name:	Devin W. Stockfish
Its:	Senior Vice President, General Counsel and Corporate Secretary

Date: May 4, 2016

EXHIBIT INDEX

Exhibit No.	Description
4.1
Assumption and Amendment Agreement (including as Appendix A the Amended Installment Note) dated as of April 28, 2016, by and among Plum Creek Timberlands, L.P., Weyerhaeuser Company and MeadWestvaco Timber Note Holding Company II, L.L.C.